Exhibit 10.2

                              ASSIGNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of this 18th day of January, 2006 by and between Donette Lamson individually and as a California sole proprietorship known as Soil Medic whose principal residence is 6735 Heath Court, Carlsbad, CA 92011 ("Assignor") and American Soil Technologies, Inc., ("Assignee"), a Nevada corporation having its principal place of business at 12224 Montague Street, Pacoima, CA 91331.

     This Agreement is based on the following premises and objectives: Assignee desires to acquire the entire and exclusive right, title, and interest to those items listed on Exhibit A attached hereto, all hereinafter collectively referred to as the "trade secrets or trademarks or any intellectual property or proprietary information" hereinafter referred to Proprietary Information.

     Assignor desires to assign any and all right, title, and interest to the Proprietary Information as listed in Exhibit A subject to the conditions set forth in a certain Executive Employment Agreement dated January 18, 2006, which is incorporated herein by reference.

     Assignment of Entire Interest. Assignor hereby sells, assigns, and transfers to Assignee, its successors and assigns, its entire and exclusive right, title and interest in, to and under the items as listed in Exhibit A to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such Proprietary Information as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.

     To Assignor's knowledge, the Proprietary Information is not subject to any action or proceeding concerning its validity or enforceability; Assignor has no knowledge of any basis for any claim that the Proprietary Information is invalid or unenforceable; and, to the best of Assignor's knowledge, Assignor has not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate the Proprietary Information or preclude their enforceability.

     Assignor agrees to execute and deliver all papers and cooperate, as may be necessary or desirable, to protect and perfect title to the Proprietary Information in Assignee, its successors and assigns. Assignor hereby authorizes and requests the United States Patent and Trademark Office, or other proper governmental authority, to issue to Assignee, its successors and assigns, the trademarks for Soil Medic and Soil Therapy or other rights issuing therefrom.
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     Assignor hereby agrees to communicate to Assignee any facts known that affect the Patent Rights, whenever requested, and will testify in any legal proceeding, sign all lawful papers, make all rightful oaths, and generally do everything reasonably necessary to aid Assignee, its successors and assigns, to obtain and enforce proper Trademark protection.

     Consideration shall be 75,000 common shares, restricted pursuant to Rule 144, of the Assignees stock. Said stock shall have "piggy back" rights of registration and shall be issued upon closing.

     Assignor agrees that: this Agreement is to be construed according to the laws of the State of California and that venue is proper in California state courts; if any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby; the waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or a subsequent breach; the provisions of this Agreement shall remain in effect and bind the heirs, successors, assignees, and legal representatives of the parties; this Agreement may be amended or modified only with written consent; no oral waiver, amendment or modification shall be effective under any circumstances whatsoever; the terms of this Agreement are reasonable.

     IN WITNESS WHEREOF, each participant has caused this Agreement to be signed on the date first written above.

ASSIGNOR:                                    ASSIGNEE

DONETTE LAMSON individually                  American Soil Technologies, Inc
and
on behalf of Soil Medic

/s/ Donette Lamson                           By /s/ Carl P. Ranno
---------------------------                    --------------------------------
Donette Lamson                                 Carl P. Ranno, President/CEO

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                                    EXHIBIT A


The following is a list of all Employee Inventions made, conceived, developed or reduced to practice by Employee prior to the date of this Agreement:

Soil Medic and Soil Therapy -Trademarks

Soil Medic Business Plan, Projections and Concepts, Product Formulations based on previous experience and education and all additional product line ideas.